UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

XT ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-54520	98-0632932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 1, Fuqiao Village, Hengguoqiao Town, Xianning, Hubei, P.R. China 437012

(Address of Principal Executive Office) (Zip Code)

929-228-9298

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 13, 2021 Friedman LLP resigned from its position as the principal independent accountant for XT Energy Group, Inc.

The audit report of Friedman LLP on XT Energy Group, Inc.’s financial statements for the years ended July 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion or qualification. Friedman LLP did not, during the applicable periods, advise XT Energy Group, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to July 13, 2021, there was no disagreement between XT Energy Group, Inc. and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Friedman LLP to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

XT Energy Group, Inc. has requested Friedman LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Friedman LLP agrees with the statements in this 8-K. A copy of the letter is filed as an exhibit to this 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

16.	Letter from Friedman LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XT Energy Group, Inc.

Date: July 19, 2021	By:	/s/ Thomas Quon
Thomas Quon, Chief Executive Officer

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